SECURITY OVER SHARES AGREEMENT

THIS AGREEMENT is made on 11 April 2006

BETWEEN

(1) THE BANK OF NEW YORK of 101 Barclay Street, 21W, New York, New York 1028, U.S.A. and fax number +1 212 235 2541, as trustee for the Holders on the terms and conditions set out in the Indenture and the Notes (the "Trustee", which expression shall include any person for the time being appointed as trustee, or as an additional trustee, for the purposes of the Indenture and the Notes); and

(2) KRONOS INTERNATIONAL, INC. (the "Chargor") having its registered office at 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808, U.S.A.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  In this Agreement:

     "Additional Notes" has the meaning given to it in the Indenture.

     "Articles" means the articles of association of the Company delivered to the Trustee or to solicitors acting for the Trustee on or about the date of execution of this Agreement.

     "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York.

     "Charged Portfolio" means the Shares and the Related Assets.

     "Collateral Agent Agreement" has the meaning given to it in the Indenture.

     "Collateral Rights" means all rights, powers and remedies of the Trustee provided by this Agreement or, in connection with this Agreement, by law.

     "Company" means Kronos Limited, a company incorporated in England and Wales (registered no. 02442679) whose registered office is at Barons Court, Manchester Road, Wilmslow, Cheshire SK9 1BQ.

     "Current Shares" means the shares in the share capital of the Company held by the Chargor as identified in Schedule 1 to this Agreement.

     "Event of Default" has the meaning given to it in the Indenture.

     "High Yield Documents" means the Purchase Agreement, the Indenture and the Notes, together with all other documents issued or entered into in connection therewith including, without limitation, the Security Documents, the Collateral Agent Agreement and the Registration Rights Agreement.

     "Holders" has the meaning given to it in the Indenture.

     "Indenture" means an indenture dated 11 April 2006 between the Trustee and the Chargor.

     "Initial Purchaser" means Deutsche Bank AG London as initial purchaser of the Notes under the terms of the Purchase Agreement.

     "New Shares" means any shares in the share capital of the Company which are held by, or held to the order or on behalf of the Chargor excluding any Current Shares and any shares which are Related Assets.

     "Notes" means the 6.5% Senior Secured Notes due 2013 issued by the Chargor under the Indenture, any global or other notes issued in exchange for the Notes under the terms of the Registration Rights Agreement and the Additional Notes (if any).

     "Pensions Notice" means a contribution notice or a financial support direction issued by the Pensions Regulator under the Pensions Act 2004.

     "Purchase Agreement" means an agreement dated 5 April 2006 between the Chargor and the Initial Purchaser.

     "Registration Rights Agreement" has the meaning given to it in the Indenture.

     "Related Assets" means all dividends, interest and other monies payable in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

     "Secured Obligations" means all obligations owing by the Chargor under the High Yield Documents to the Holders or to the Trustee (whether for its own account or as trustee for the Holders), whether principal, premium, interest or otherwise, present or future (and including any obligation in respect of any further advances made thereunder), actual or contingent (and whether incurred by the Chargor alone or jointly, and whether as principal or surety or in some other capacity).

     "Security Documents" has the meaning given to it in the Indenture.

     "Shares" means the Current Shares and any New Shares in respect of which the Chargor has delivered the share certificates relating thereto and blank stock transfer forms pursuant to Clause 3.3.

1.2  In this Agreement:

     (a) Unless a contrary indication appears, a term defined in the Indenture has the same meaning when used in this Agreement.

     (b) The rules of construction contained in the Indenture apply to the construction of this Agreement.

     (c) Unless otherwise stated, a "Clause" is a reference to a Clause of this Agreement.

     (d) A reference to any agreement or instrument is a reference to that agreement or instrument as amended, supplemented or varied.

     (e) Any reference to a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing.

     (f) Any reference to a provision of law is a reference to that provision as amended or re-enacted.



1.3 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.   COVENANT AND CHARGE

2.1 Pursuant to the terms of the Indenture, the Chargor shall on demand of the Trustee discharge and pay to the Trustee (when due and payable) each of the Secured Obligations.

2.2 The Chargor charges the Charged Portfolio, with full title guarantee and by way of first fixed charge, in favour of the Trustee for the payment and discharge of all of the Secured Obligations.

3.   DEPOSIT OF CERTIFICATES AND NOTICES

3.1 The Chargor shall on the date of this Agreement deposit (or procure there to be deposited) with the Trustee or solicitors acting for the Trustee all certificates and other documents of title to the Current Shares, and stock transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Current Shares.

3.2 The Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Trustee or solicitors acting for the Trustee of (a) all certificates and other documents of title representing those Related Assets and (b) such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect of those Related Assets as the Trustee may request.

3.3 To the extent necessary to comply with its obligations under Clause 5.3, the Chargor shall procure that all certificates and other documents of title relating to any New Shares and such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) as the Trustee may request in respect of such New Shares are delivered to the Trustee or solicitors acting for the Trustee.

3.4  The Chargor shall procure that:

     (a) (save with the Trustee's prior written consent) any increase in the issued share capital of the Company after the date of this Agreement is issued to the Chargor; and

     (b) promptly upon any such issue, to the extent necessary to comply with its obligations under Clause 5.3, such Related Assets or New Shares (as the case may be) are charged in favour of the Trustee in accordance with Clause 3.2 or Clause 3.3, respectively.

3.5  The Chargor shall procure that:

     (a) a notice substantially in the form set out in Schedule 2 is delivered to the Company (a) on the date of execution of this Agreement in respect of the Current Shares and (b) on the date of every occasion when New Shares are charged in favour of the Trustee pursuant to Clause 3.3 in respect of such New Shares; and

     (b) the Company delivers acknowledgement of receipt of such notice to the Trustee on the date hereof (in the case of the notice relating to the Current Shares) and within 5 Business Days of receiving such notice in relation to any New Shares.

4. VOTING RIGHTS AND DIVIDENDS

     4.1 At any time whilst there is no Event of Default outstanding unremedied or unwaived, the Chargor shall be entitled to:

          (a) receive all dividends, interest and other monies arising from the Charged Portfolio; and

          (b) exercise all voting rights in relation to the Charged Portfolio provided that the Chargor shall not exercise such voting rights in any manner, or otherwise permit or agree to any (i) variation of the rights attaching to or conferred by all or any part of the Charged Portfolio, or (ii) increase in the issued share capital of the Company, which in the opinion of the Trustee (acting reasonably) would prejudice the value of, or the ability of the Trustee to realise, the security created by this Agreement.

4.2 At any time whilst there is an Event of Default outstanding unremedied or unwaived, the Trustee may, at its discretion, (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

     (a) exercise (or refrain from exercising) any voting rights in respect of the Charged Portfolio;

     (b) apply all dividends, interest and other monies arising from the Charged Portfolio as though they were the proceeds of sale under this Agreement;

     (c) transfer the Charged Portfolio into the name of such nominee(s) of the Trustee as it shall require; and

     (d) exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Portfolio, including the right, in relation to the Company, to concur or participate in:

          (i) the reconstruction, amalgamation, sale or other disposal of the Company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof);

          (ii) the  release,   modification   or  variation  of  any  rights  or
               liabilities attaching to such shares or securities; and

          (iii) the exercise, renunciation or assignment of any right to subscribe for any shares or securities,

          in each case in the manner and on the terms the Trustee thinks fit, and the proceeds of any such action shall form part of the Charged Portfolio.

4.3  Waiver of voting rights by Trustee

     (a) The Trustee may, in its absolute discretion and without any consent or authority from the Chargor, by notice to the Chargor (which notice shall be irrevocable) elect to give up the right to exercise (or refrain from exercising) all voting rights in respect of the Charged Portfolio conferred or to be conferred on the Trustee pursuant to Clause 4.2.

     (b) Once a notice has been issued by the Trustee under paragraph (a) of this Clause 4.3, on and from the date of such notice the Trustee shall cease to have the rights to exercise or refrain from exercising voting rights in respect of the Charged Portfolio conferred or to be conferred on it pursuant to Clause 4.2 or any other provision of this Agreement and all such rights will be exercisable by the Chargor. The Chargor shall be entitled on and from the date of such notice, to exercise all voting rights in relation to the Charged Portfolio subject only to the proviso contained in Clause 5.5.

5.   CHARGOR'S REPRESENTATIONS AND UNDERTAKINGS

5.1 Except with the Trustee's prior written consent, the Chargor shall not (save as permitted under the High Yield Documents):

     (a)  assign or dispose of all or any part of the Charged Portfolio;

     (b) create, grant or permit to exist (a) any security interest over or (b) any restriction on the ability to transfer or realise, all or any part of the Charged Portfolio, save for: (i) the Company's lien on unpaid shares conferred by Regulation 8 of Table A of the Companies (Tables A to F) Regulations 1985 (as in force at the date of this Agreement); and (ii) the ability of the directors of the Company to decline to register a transfer of shares as set out in article 7.1 of the Articles, provided that article 7.2 of the Articles continues to apply; or

     (c) do or (to the extent within its control) permit to be done any other act which, in the opinion of the Trustee, would adversely affect the Collateral Rights.

5.2 The Chargor represents and warrants to the Trustee and undertakes for the duration of this Agreement that (save as specified or permitted under the High Yield Documents):

     (a) it is, and will be, the sole legal and beneficial owner of the Charged Portfolio free from any security interest except as created by this Agreement;

     (b) it has not sold or disposed of, and will not sell or dispose of, the benefit of all or any of its rights, title and interest in the Charged Portfolio;

     (c) it has and will have the necessary power to enable it to enter into and perform its obligations under this Agreement;

     (d)  this Agreement constitutes its legal, valid and binding obligation;

     (e) all necessary authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect; and

     (f) the authorised share capital of the Company as at the date hereof is (pound)51,000 and the issued share capital of the Company as at the date hereof consists of 50,032 ordinary shares of (pound)1.00 each and all such shares are fully paid.

5.3 The Chargor represents and warrants to the Trustee and undertakes for the duration of this Agreement to ensure that, at all times during the duration of the Agreement, the Charged Portfolio represents 65% (to the nearest share) but at no time more than 65% of the issued and voting share capital of the Company.

5.4 The Chargor represents to the Trustee that the Shares are fully paid and undertakes to pay all calls or other payments due in respect of any part of the Charged Portfolio. If the Chargor fails to make any such payment the Trustee may make that payment on behalf of the Chargor and any sums so paid by the Trustee shall be reimbursed by the Chargor on demand, together with interest on those sums. Such interest shall be calculated from the due date up to the actual date of payment (after, as well as before, judgement) at a rate equal to 1% per annum in excess of the interest rate applicable to the Notes at such time (or if no interest rate is applicable at such time, the most recent interest rate applicable to the Notes).

5.5 The Chargor shall not exercise its voting rights in relation to the Charged Portfolio in any manner, or otherwise permit or agree to, or concur or participate in any (i) variation of the rights attaching to or conferred by all or any part of the Charged Portfolio (ii) increase in the issued share capital of any company whose shares are charged pursuant to this Agreement
     (iii) exercise, renunciation or assignment of any right to subscribe for any shares or securities or (iv) reconstruction, amalgamation, sale or other disposal of any company or any of the assets of any company (including the exchange, conversion or reissue of any shares or securities as a consequence thereof) whose shares are charged under this Agreement, which in the opinion of the Trustee would prejudice the value of, or the ability of the Trustee to realise, the security created by this Agreement provided that the proceeds of any such action shall form part of the Charged Portfolio.

5.6 The Charger shall immediately notify the Trustee if it or any of its Subsidiaries receives a Pension Notice.

6.   FURTHER ASSURANCE

6.1 The Chargor shall promptly execute all documents (including transfers) and do all things (including the delivery, transfer, assignment or payment of all or part of the Charged Portfolio to the Trustee or its nominee(s)) that the Trustee may reasonably specify for the purpose of (a) exercising the Collateral Rights or (b) securing and perfecting its security over or title to all or any part of the Charged Portfolio.

6.2 At any time after the occurrence of an Event of Default, which is continuing unremedied or unwaived, the Chargor shall upon demand from the Trustee (a) procure the transfer of the Charged Portfolio into the name of the Trustee or its nominee(s), agents or such purchasers as it shall direct and (b) execute all documents and do all other things that the Trustee may require to facilitate the realisation of the Charged Portfolio.

6.3 The Trustee shall only be entitled to transfer or request the transfer of the Charged Portfolio whilst an Event of Default is continuing unremedied or unwaived.

7.   POWER OF ATTORNEY

7.1 The Chargor, by way of security, irrevocably appoints the Trustee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any stock transfer forms and other instruments of transfer) and do all things that the Trustee may consider to be necessary for (a) carrying out any obligation imposed on the Chargor under this Agreement; (b) exercising any of the rights conferred on the Trustee by this Agreement or by law, (including, after the security constituted by this Agreement has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Portfolio); or (c) preserving the rights conferred on the Trustee by this Agreement or by law. The Chargor shall ratify and confirm all things done and all documents executed by the Trustee in the exercise of that power of attorney.

8.   POWER OF SALE

8.1 After the occurrence of an Event of Default and whilst the same is continuing unremedied or unwaived, the Trustee shall be entitled, without prior notice to the Chargor or prior authorisation from any court, to sell or otherwise dispose of all or any part of the Charged Portfolio (at the times, in the manner and on the terms it thinks fit). Subject to Clause 12 (Subsequent Interest and Accounts), the Trustee shall apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations in accordance with the terms of the Indenture.

8.2 The power of sale or other disposal in Clause 8.1 shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925. The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Agreement or to any exercise by the Trustee of its right to consolidate mortgages or its power of sale.

8.3 A certificate in writing by an officer or agent of the Trustee that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Charged Portfolio.

9.   RECEIVER

9.1 The Trustee may by writing (acting through an authorised officer of the Trustee) without notice to the Chargor appoint one or more persons to be receiver of the whole or any part of the Charged Portfolio (each such person being (a) entitled to act individually as well as jointly and (b) for all purposes deemed to be the agent of the Chargor) if:

     (a)  an Event of Default is continuing unremedied or unwaived;

     (b)  a  petition  or   application  is  presented  for  the  making  of  an
          administration order in relation to the Chargor;

     (c) the Chargor gives written notice of its intention to appoint an administrator to the Chargor; or any person (other than the Chargor) gives written notice of its intention to appoint an administrator to the Chargor and, in the reasonable opinion of the Trustee, such other person is not acting frivolously or vexatiously in so doing; or

     (d)  the Chargor requests the appointment of a receiver.

9.2 In addition to the powers of the Trustee conferred by Clause 8 (Power of Sale), each person appointed pursuant to Clause 9.1 shall have, in relation to the part of the Charged Portfolio in respect of which he was appointed, all the powers (a) conferred by the Law of Property Act 1925 on a receiver appointed under that Act, (b) of an administrative receiver set out in
     Schedule 1 to the Insolvency Act 1986 (whether or not such person is an administrative receiver) and (c) (if such person is an administrative receiver) all the other powers exercisable by an administrative receiver in relation to the Chargor by virtue of the Insolvency Act 1986.

10.  EFFECTIVENESS OF COLLATERAL

10.1 The collateral constituted by this Agreement and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Trustee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Trustee over the whole or any part of the Charged Portfolio shall merge into the collateral constituted by this Agreement.

10.2 This Agreement shall remain in full force and effect as a continuing arrangement unless and until the Trustee discharges it.

10.3 No failure to exercise, nor any delay in exercising, on the part of the Trustee, any Collateral Right shall operate as a waiver, nor shall any single or partial exercise of a Collateral Right prevent any further or other exercise of that or any other Collateral Right.

10.4 If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

10.5 The Trustee shall, at the request and cost of the Chargor, cancel the security granted by this Agreement, and execute a release, in each case in respect of:

     (a) any portion of the Charged Portfolio upon the disposal of such portion of the Charged Portfolio, provided that such disposal is permitted under the terms of the Indenture;

     (b) the whole of the Charged Portfolio upon the Secured Obligations being discharged in full; and

     (c) the whole of the Charged Portfolio in the event of the Secured Obligations being defeased in full in accordance with section 8 of the Indenture,

     (d)  any  such  release  to  be  without   recourse  to,  and  without  any
          representations or warranties by, the Trustee.

10.6 None of the Trustee, its nominee(s) or any receiver appointed pursuant to this Agreement shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the Charged Portfolio or (c) the taking possession or realisation of all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part.

11.  RIGHT OF APPROPRIATION

     To the extent that any of the Charged Portfolio constitutes "financial collateral" and this Agreement and the obligations of the Chargor hereunder constitute a "security financial collateral arrangement" (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) (the "Regulations") the Trustee shall have the right to appropriate all or any part of such financial collateral in or towards discharge of the Secured Obligations. For this purpose, the parties agree that the value of such financial collateral so appropriated shall be the market price of the Shares determined by the Trustee by reference to a public index or by such other process as the Trustee may select, including independent valuation. The parties agree that the method of valuation provided for in this Agreement shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

12.  SUBSEQUENT INTERESTS AND ACCOUNTS

12.1 If the Trustee at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Charged Portfolio, all payments made by the Chargor to the Trustee or any of the Holders after that time shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Trustee received notice.

12.2 All monies received, recovered or realised by the Trustee under this Agreement (including the proceeds of any conversion of currency) may in its discretion be credited to and held in any suspense or impersonal account (bearing a commercially reasonable rate of interest) pending their application from time to time in or towards the discharge of any of the Secured Obligations in accordance with the terms of the Indenture.

13.  COSTS AND EXPENSES

     The Chargor shall, within 3 Business Days of demand by the Trustee, reimburse the Trustee on a full indemnity basis for all losses and reasonable costs and expenses (including legal fees, stamp duties and any value added tax) incurred in connection with (a) the execution of this Agreement or otherwise in relation to it, (b) the perfection or enforcement of the collateral constituted by this Agreement or (c) the exercise of any Collateral Right, together with interest from the date the Trustee notified the Chargor of the costs and expenses to the date of payment at a rate equal to 1% per annum in excess of the interest rate applicable to the Notes at such time (or if no interest rate is applicable at such time, the most recent interest rate applicable to the Notes).

14.  CURRENCY CONVERSION

     For  the  purpose  of or  pending  the  discharge  of any  of  the  Secured
     Obligations the Trustee may convert any money received, recovered or realised or subject to application by it under this Agreement to the currency in which the Secured Obligations are due to be discharged: and any such conversion shall be effected at the Trustee's spot rate of exchange for the time being for obtaining such other currency with the first currency.

15.  NOTICES

     Any communication to be made by one person to another under or in connection with this Agreement shall be made in writing in accordance with those terms of the Notices provision in section 13.2 of the Indenture applicable to notices and communications to persons other than Holders and shall be deemed to have been duly given in accordance with the provisions of such section 13.2 within the times prescribed in such section 13.2.

16.  SUCCESSORS

     This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Trustee; and references to the Trustee shall include any assignee or successor in title of the Trustee and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Trustee under this Agreement or to which, under such laws, those rights and obligations have been transferred.

17.  GOVERNING LAW AND JURISDICTION

17.1 Governing Law

     This Agreement is governed by English law.

17.2 Jurisdiction

     (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

     (b)  This Clause 17.2 is for the benefit of the Trustee only.

IN WITNESS WHEREOF this Agreement has been signed on behalf of the Trustee and executed as a deed by the Chargor and is intended to be and is hereby delivered by it as a deed on the date specified above.

The Trustee

THE BANK OF NEW YORK

By:                      /s/ Luis Perez
                         ----------------------------

Name:                     Luis Perez

Title:                   Assistant Vice President



The Chargor



EXECUTED as a DEED

by KRONOS INTERNATIONAL, INC.

By:                      /s/ John St. Wrba
                         ----------------------------

Name:                    John St. Wrba

Title:                   Vice President and Assistant Treasurer